Filed by Cemtrex. Inc.
Pursuant to Rule 425 under the Securities Act of 1933
Subject Company: Key Tronic Corporation
Registration No. 333-220329

CEMTREX ANNOUNCES EXCHANGE OFFER TO ACQUIRE KEY TRONIC CORP.

FARMINGDALE, NY, September 5, 2017 – Cemtrex, Inc. (Nasdaq: CETX) today announced an exchange offer to acquire Key Tronic Corporation (Nasdaq: KTCC) by offering to exchange each outstanding share of common stock of Key Tronic for one share of Cemtrex common stock. The purpose of the offer is for Cemtrex to acquire control of, and ultimately the entire interest in, Key Tronic. This exchange offer is the first step in Cemtrex’s plan to acquire all of the outstanding shares of Key Tronic, which may not be completed through this offering and may be accomplished through one or more transactions following this offering. The complete terms and conditions of the exchange offer are set forth in the registration statement on Form S-4, which includes a letter from Cemtrex’s Chairman and Chief Executive Officer to Key Tronic shareholders, and the other offering documents filed by Cemtrex today with the Securities and Exchange Commission.

Reasons for the Offer

While Cemtrex is also in the electronics manufacturing services (EMS) business similar to Key Tronic, Cemtrex’s EMS business is engaged in designing, prototyping and manufacturing electronic components in the most advanced and cutting-edge technologies that are poised for significant growth in the coming years. Cemtrex believes that there is a once-in-a-generation market opportunity in a variety of electronics markets from the “Internet of Things,” wearables, automotive electronics for driverless cars and advanced robotic medical devices to autonomous industrial manufacturing that will enable a half a trillion dollar electronics market opportunity over the coming decade globally. Cemtrex already has a foothold in these technologies through its German manufacturing operations and, with the combined scale of Key Tronic, Cemtrex believes that the collective company could capitalize on all of these market opportunities to become a leading market provider for the most advanced electronic technologies around the world. Cemtrex – together with Key Tronic as its subsidiary – will have greater momentum in securing a large market share of these technologies as these markets develop.

Cemtrex management is growth-oriented and entrepreneurial and is looking to build a global market-leading company through accretive and strategic acquisitions. Over the last five years, Cemtrex has delivered solid returns for its stockholders while Key Tronic has failed to realize much stockholder value at all. Cemtrex believes that under the leadership of Cemtrex, Key Tronic can be repositioned to deliver significantly greater results for its stockholders over the next five years.

Cemtrex believes the proposed combination of the two companies is financially superior as compared to each company continuing to operate independently for the following reasons:

Strong Track Record of Financial Growth. While Cemtrex posted lower annual revenues than Key Tronic in its last fiscal year, Cemtrex realized net income of $5.0 million, while Key Tronic recognized net income of just $5.6 million, which is not substantially higher than Cemtrex given Key Tronic’s larger revenues. In addition, in its last fiscal year, Cemtrex realized net income of $0.58 per share, whereas Key Tronic recognized net income of only $0.51 per share. For these reasons, the difference in the stock prices of the two companies should not be the primary basis for assessing each company’s inherent value.

Cemtrex has demonstrated a track record of growth over the last five years while Key Tronic has significantly underperformed. Cemtrex has achieved an average return on equity (which is the amount of net income returned as a percentage of stockholders’ equity) of over 75% over the last five years while Key Tronic has achieved 9.7%. Cemtrex believes that with the acquisition of Key Tronic, it may be able to achieve a higher than 10% return on equity over the long term.

Positioning in High Growth Markets. Cemtrex’s strategy over the last several years has been to position its business in high growth markets while seeking out strategic acquisitions along the way to deliver maximum value for its stockholders. This strategy was highly effective over the last five years with Cemtrex’s tangible book value per share increasing over 1,900%. Cemtrex’s plan is to continue positioning itself in fast growing markets and making strategic acquisitions.

Efficiencies of a Holding Company Structure with Shared Financing. Cemtrex intends to continue running Key Tronic as a wholly-owned subsidiary keeping the existing organizational structure largely intact. Cemtrex would work with existing competent and experienced management to shift the strategy for higher long-term growth and ensure adequate resources are provided to achieve our goals.

Cost Savings, Operational Synergies and Stockholder Liquidity. Cemtrex estimates there would be approximately $5 million to $7 million in annual increased profit for Key Tronic if it was operated by Cemtrex management as a subsidiary of Cemtrex. The elimination of substantial public company costs would eventuate into material savings in expenses. There would be other opportunities for savings from operational synergies and shedding low-value cost centers. There would be an increase in gross margins and revenues for Key Tronic as it would enter into Cemtrex’s cutting edge technology customer base.

Cemtrex believes its business model and financial resources would construct an optimal platform for the combined company to create long-term value for all stockholders.

About the Exchange Offer

The exchange offer is conditioned upon, among other things, the registration statement for the issuance of Cemtrex common stock in the exchange offer being declared effective by the Securities and Exchange Commission and the approval by Cemtrex stockholders of any required increase in its authorized common stock and, to the extent required by the rules of the Nasdaq Stock Market, stockholder approval of the issuance of Cemtrex common stock in the offer, which the executive officers and directors of Cemtrex have the voting power to approve. A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.

This press release is for informational purposes only and is neither an offer to sell nor a solicitation of an offer to buy any securities. Any exchange offer will be made only through a registration statement and related materials. Investors and stockholders of Key Tronic are advised to read this registration statement and other disclosure materials (including other disclosure materials when they become available) carefully because they will contain (and will contain) important information. Investors and stockholders may obtain a free copy of the disclosure materials and other documents filed by Cemtrex with the Securities and Exchange Commission at the SEC’s website at www.sec.gov. A free copy of the disclosure materials and other documents of Cemtrex may also be obtained from Cemtrex upon request by directing such request to Okapi Partners LLC, the Information Agent for the exchange offer:

Okapi Partners LLC

1212 Avenue of the Americas, 24th Floor

New York, NY 10036

Banks and brokerage firms, please call: (212) 297-0720

Stockholders and all others call toll-free: (855) 208-8901

Email: cemtrex@okapipartners.com

About Cemtrex

Cemtrex, Inc. (Nasdaq: CETX) is a world leading diversified industrial and manufacturing company that provides a wide array of solutions to meet today’s technology challenges. Cemtrex provides manufacturing services of advanced custom engineered electronics design and manufacturing services, comprehensive industrial services, monitoring instruments for industrial processes and environmental compliance, and systems for controlling particulates, hazardous gases, emissions of Greenhouse gases, and other regulated pollutants. Cemtrex is also in the process of developing its own proprietary IoT and wearable devices. www.cemtrex.com

Forward-Looking Statements

This release contains forward-looking statements relating to Cemtrex’s exchange offer for all of the outstanding shares of Key Tronic common stock and Cemtrex’s expectations with regard to the proposed transaction. These forward-looking statements are based on Cemtrex’s current intent, expectations, estimates and projections and are not guarantees of future performance. These statements involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. In addition, some factors are beyond Cemtrex’s control. Factors that could cause actual results to differ materially from the statements made in this release include, among others: (i) the willingness of Key Tronic shareholders to tender their shares in the exchange offer and the number and timing of shares tendered; (ii) the satisfaction, or waiver by Cemtrex to the extent legally permissible, of all conditions to the exchange offer; (iii) Cemtrex’s and Key Tronic’s ability to receive any and all necessary approvals, including any necessary governmental or regulatory approvals; and (iv) other factors as described in filings with the Securities and Exchange Commission, including the factors to be discussed under the heading “Risk Factors” in Cemtrex’s prospectus included in its registration statement on Form S-4 as filed with the Securities and Exchange Commission on September 5, 2017.

Contact:

For further information, please contact:

Investor Relations
Cemtrex, Inc.
Phone: 631-756-9116
investors@cemtrex.com